UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2012

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 22, 2012, the Iowa District Court for Polk County (Fifth Judicial District) entered an order preliminarily approving settlement of a shareholder derivative lawsuit on behalf of Meta Financial Group, Inc., a Delaware corporation (the “Company”), captioned Brown v. Haahr, et al., Case No. CL 123931, and ordered the Company to notify its shareholders of the preliminary approval by inclusion of the Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear (the “Notice”) as an exhibit to a Form 8-K filing to be filed September 7, 2012.  Accordingly, pursuant to the court order, the Company is filing the Notice as Exhibit 99.1 to this report.  The terms of the proposed settlement are set forth in a Stipulation of Settlement, dated August 20, 2012, which has been filed with the court.

As described in the Notice, a hearing to determine, among other things, whether the court should issue an order of final approval of the settlement has been scheduled for October 19, 2012, at 1:30 p.m. at 500 Mulberry Street, Des Moines, Iowa 50309, Room 302. Any holder of Company common stock as of August 22, 2012 that objects to the proposed settlement has the right to appear and be heard at the settlement hearing, provided that, no later than October 5, 2012, such shareholder files with the court and delivers to counsel listed in the Notice a written notice of objection setting forth the grounds for such objection and proof of such person’s shareholder status, as further described in the Notice.

The derivative suit alleges that certain officers and directors of the Company breached their fiduciary duties to the Company by, among other things, making statements between May 2009 and October 2010, which plaintiff claims were false and misleading and by allegedly failing to implement adequate internal controls and means of supervision at the Company.  In connection with the proposed settlement, the defendants have denied each of the claims alleged in the derivative suit and all charges of wrongdoing or liability.

The proposed settlement would result in a release of all claims that were raised, or could have been raised, in the derivative suit and does not provide for the payment of monetary compensation to shareholders.  The terms of the proposed settlement include corporate governance and internal control reforms at the management and board of directors levels related to, among other things, legal and regulatory compliance, training and director independence, as set forth in the Term Sheet attached as Appendix A to the Notice.  The terms of the proposed settlement also provide for the payment of plaintiff’s attorneys’ fees and expenses in the amount of $450,000.

The Notice can also be viewed on the Company’s website (www.metafinancialgroup.com) on the Investor Information webpage.

The foregoing description of the Notice does not purport to be complete and is qualified in its entirety by reference to the full Notice, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ David W Leedom
David W. Leedom
Executive Vice President, Secretary, Treasurer,
and Chief Financial Officer

Date:  September 7, 2012

EXHIBIT LIST

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Hearing Thereon, and Right to Appear